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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 30, 1997
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                           The Middleby Corporation
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            (Exact name of registrant as specified in its charter)




          Delaware                    1-9973                   36-3352497
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(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)            File number)            Identification No.)




2850 West Golf Road, Suite 405, Rolling Meadows, IL               60008
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(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code: (847) 758-3880
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                    1400 Toastmaster Drive, Elgin, IL 60120
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          Former name or former address, if changed since last report

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Item 2.     ACQUISITION OR DISPOSITION OF ASSETS
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     On December 30, 1997, Middleby Marshall Inc. ("MMI"), a wholly-owned subsidiary of The Middleby Corporation, entered into a Lease Agreement (the "Agreement") with BA Leasing & Capital Corporation ("BA Leasing") which provided for the sale and leaseback of certain license and sublicense agreements with respect to specified patent rights (collectively, the "License Agreements"), and the sale of a non-exclusive license to use certain trademarks and trade names (collectively, the "Intellectual Property") under specified circumstances. Under the terms of the Agreement, BA Leasing agreed to acquire the Intellectual Property for a purchase price of $10,200,000, of which $9,200,000 represents the sale price of the License Agreements and $1,000,000 represents the amount paid for the license of the trademarks and trade names. Lease payments for the License Agreements will be made by MMI to BA Leasing in sixteen consecutive quarterly installments. After three years MMI may re-purchase the License Agreement for a fixed amount, or at the expiration of the lease MMI may re-purchase the Intellectual Property based upon a fair-market valuation of the License Agreement. The purchase price was determined in arms length negotiations between MMI and BA Leasing following an appraisal of the Intellectual Property performed by an independent appraiser.

Item 7.     FINANCIAL STATEMENT AND EXHIBITS
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10.1        Lease Agreement dated as of December 30, 1997 between Middleby
            Marshall Inc. and BA Leasing & Capital Corporation.

10.2 Appendix to Lease Agreement dated as of December 30, 1997 between Middleby Marshall Inc. and BA Leasing & Capital Corporation.

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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 12, 1998               THE MIDDLEBY CORPORATION
                                       (Registrant)


                                       By:  /s/ John J. Hastings
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                                          Name:  John J. Hastings
                                          Title: Executive Vice President and
                                                 Chief Financial Officer